EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Enters into Strategic Investment Agreement with Australis

Capital Inc.

VANCOUVER, B.C., CANADA (October 30, 2018) –Body and Mind Inc. (CSE: BAMM, US OTC: BMMJ) (the “Company” or “BaM”) and Australis Capital Inc. (CSE: AUSA) (“Australis”) announced today that they have entered into a strategic investment agreement (the “Investment Agreement”). Pursuant to the terms of the Investment Agreement, Australis will acquire (i) 16,000,000 units (the “Units”) of BaM, each comprised of one common share (a “Common Share”) and one common share purchase warrant (a “Warrant”) of the Company, at a purchase price of $0.40 per Unit for gross proceeds of $6,400,000, and (ii) $1,600,000 principal amount 8% unsecured convertible debentures (the “Debentures”) of the Company maturing two years following the date of issue (collectively, the “Financing”).

Each Warrant is exercisable to acquire one Common Share of the Company at an exercise price of $0.50 per share for a period of two years, subject to adjustment and acceleration in certain circumstances. If the closing price of the Common Shares on the Canadian Securities Exchange (the “CSE”) (or such other stock exchange on which the Common Shares are then listed) is equal to or greater than $1.20 for 30 consecutive trading days, BaM may accelerate the expiration date of the Warrants on 30 days’ notice to Australis.

The Debentures will bear interest from the date of issuance (the “Issue Date”) at a rate of 8% per annum, calculated and payable semi-annually, in arrears. Repayment of the then outstanding principal amount of the Debentures, together with any accrued and unpaid interest thereon, is to be made on or prior to 5:00 p.m. (Vancouver time) on the date that is two years from the Issue Date (the “Maturity Date”). The Debentures are convertible at the option of Australis into Common Shares at a conversion price equal to $0.55 per Common Share up to the Maturity Date, subject to adjustment and acceleration in certain circumstances. If, at any time after the Issue Date and prior to the Maturity Date, the closing price of the Common Shares on the CSE (or such other stock exchange on which the Common Shares are then listed) is equal to or greater than $1.65 for 20 consecutive trading days, BaM may force the conversion of the then outstanding principal amount of the Debentures (and any accrued and unpaid interest thereon) at the then applicable conversion price on not less than 10 business days’ notice to Australis.

Assuming that any share purchase warrants and/or stock options outstanding prior to the Financing do not get exercised, upon closing of the Financing, Australis will hold approximately 25% of the currently issued and outstanding Common Shares of BaM. Further, using the same assumptions as above and assuming the exercise of the Warrants and the conversion of the Debentures, Australis would hold approximately 35,142,000 Common Shares of the Company, representing approximately 42% of the issued and outstanding Common Shares of BaM. The Units and Debentures are being acquired for investment purposes and Australis may increase or decrease its position as future circumstances may dictate and subject to applicable securities laws.

Under the terms of the Investment Agreement, the parties have agreed to negotiate in good faith a license agreement pursuant to which BaM will grant Australis an exclusive and assignable license to use the BaM brand outside of the United States of America on commercially reasonable terms.

In addition, BaM will enter into a commercial advisory agreement with Australis Capital (Nevada) Inc. (“Australis Nevada”), a wholly-owned subsidiary of Australis, pursuant to which Australis Nevada will provide advisory and consulting services to BaM for a term ending on the date that is the earlier of: (i) five years following the closing of the transactions contemplated by the Investment Agreement, and (ii) the date Australis no longer holds 10% or more of the issued and outstanding Common Shares. Subject to certain exceptions, Australis will be entitled to maintain its’ pro rata interest in BaM until such time as it no longer holds 10% or more of the issued and outstanding Common Shares.

Subject to applicable laws and the rules of the CSE, for as long as Australis owns at least 10% of the issued and outstanding Common Shares, Australis will be entitled to nominate one director for election to the Board of Directors of the Company (the “Board”). If Australis exercises all of the Warrants and converts all of the Debentures purchased in the Financing, Australis will be entitled to nominate a second director for election to the Board.

The Company intends to use the proceeds of the Financing (i) to repay all but USD $1,000,000 of the promissory notes issued in connection with the Company’s acquisition of Nevada Medical Group LLC. The promissory note holders have agreed to extend the due date of the USD $1,000,000 to February 14, 2020 (ii) for strategic acquisitions and/or investment opportunities within the State of Ohio, (iii) for development, build out and equipment purchases for the NMG Ohio dispensary and/or production facility, (iv) to pay advisory fees payable to the Company’s financial advisor, and (v) for working capital purposes.

Commenting on the Financing, Leonard Clough, the CEO of BaM, stated “we are delighted to partner with Australis, the premier influencer in the sector, in what is a transformational endorsement for BaM. Not only does this relationship provide capital for on-going initiatives, it provides resources for assessing and executing on additional opportunities, operational expertise and a global platform to showcase our quality brands beyond Nevada and Ohio".

Scott Dowty, CEO of Australis, added “we are solely focused on leveraging our resources and penetrating markets aligned with our growth vectors. BaM checks all the boxes with preeminent brands, first rate domain experience, ideal market positioning and a superb culture. Together with our strategic partners and expansive eco-system, BaM’s vertically integrated, multi-state operations will super charge our move into key geographic regions in the United States. We are fully committed to supporting BaM's growth objectives and creating value for our collective shareholders.”

Canaccord Genuity Corp. acted as financial advisor to BaM in connection with the Financing.

The Financing is scheduled to close on or about November 2, 2018 and remains subject to customary closing conditions and regulatory approvals, including approval of the CSE. There can be no assurance that the Financing will be completed as proposed or at all.

For further information, please contact:

Michael Mills 778-389-0007

mmills@bamcannabis.com

About BaM

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation and production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges. BaM marijuana strains have won numerous awards including the Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada and Ohio and is constantly reviewing accretive expansion opportunities.

About Australis Capital Inc.

Australis Capital identifies and invests in the cannabis industry predominately in the United States, a highly regulated, fragmented, rapidly expanding and evolving industry. Investments may include and are not limited to equity, debt or other securities of both public and private companies, financings in exchange for royalties or other distribution streams, and control stake acquisitions. Australis Capital adheres to stringent investment criteria and will focus on significant near and mid-term high-quality opportunities with strong return potentials while maintaining a steadfast commitment to governance and community. Australis Capital’s Board, Management and Advisory Committee members have material experience with, and knowledge of, the cannabis space in the U.S., extensive backgrounds in highly regulated industries, adherence to stringent regulatory compliance, public company and operational expertise.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.